PART IV
                                   Exhibit 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-20842, 33-20859, 33-86232, and 33-86236 of Cavalier Homes, Inc. of Form S-8,
and to the incorporation by reference in Registration Statements Nos. 33-63060 (as amended), 33-86348 (as amended), 33-62487 (as amended), and 333-00607 (as amended) of Cavalier Homes, Inc. on Form S-3 of our report dated March 1, 1996 (March 14, 1996 as to the amendment to the Credit Facility described in Note 5), appearing in this Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP


Birmingham, Alabama
April 1, 1996